Exhibit 10.10

ALLOCATION AGREEMENT

This ALLOCATION AGREEMENT (the “Agreement”) is made and entered into as of March 25, 2008, by and between Solyndra, Inc., a Delaware corporation (the “Company”), and Argonaut Ventures I, LLC (“Investor”). All capitalized terms not otherwise defined shall have the respective meanings ascribed thereto in Section 5.

WHEREAS, concurrently with the execution of this Agreement, certain investors (the “Series D Investors”), including the Investor, and the Company are executing an Equity Purchase Agreement (the “Series D Agreement”) pursuant to which the Series D Investors are agreeing to purchase shares of the Company’s Series D-1 Preferred Stock (the “Series D-1 Stock”), Series D-2 Preferred Stock (the “Series D-2 Stock”) and/or Series D-3 Preferred Stock (the “Series D-3 Preferred Stock” and together with the Series D-1 Stock and the Series D-2 Stock, the “Series D Stock”) from time to time upon request from the Company;

WHEREAS, the Investor has agreed to act as the Lead Investor, as that term is defined in the Series D Agreement, and has agreed to assume certain responsibilities as set forth therein, and has further agreed to be obligated to purchase a majority of the shares of Series D Stock that the Company elects to sell under the Series D Agreement; and

WHEREAS, in consideration of the Lead Investor’s agreement to act as the Lead Investor, the Company agrees that, if the Company undertakes the Initial Offering at least 12 months after the date hereof, the Company will cause shares sold in the Initial Offering to be allocated to the Lead Investor by the managing underwriters if the Lead Investor so requests; provided, however, that if the Company undertakes the Initial Offering within 12 months of the date hereof, the Investor shall be entitled to purchase shares in a private placement transaction exempt from registration with the SEC occurring simultaneously with the Initial Offering, all as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

1. Allocation of IPO Shares.

1.1 Allocation. The Company agrees to cause the managing underwriters of its Initial Offering to allocate to the Investor such number of shares (up to a maximum of 15% of the total number of shares sold in the Initial Offering, whether sold by the Company or by selling stockholders) as Investor desires to purchase, on the terms set forth in this Agreement. The Allocation Shares shall be offered on the same terms and at the same price at which they are being offered to the public, pursuant to the Company’s registration statement, subject to (i) the other provisions of this Agreement and (ii) the requirements of the Securities Laws.

1.2 Notice of Initial Offering. Promptly after the Company first files with the SEC a registration statement covering shares of its common stock for an Initial Offering, the Company will notify the Investor in writing (the “Offering Notice”) of the Company’s intent to undertake the Initial Offering. Such notice shall include a copy of the registration statement as filed with the SEC and shall set forth the anticipated schedule for such Initial Offering, including (i) the approximate date that the Company expects to print and distribute preliminary prospectuses relating to the Initial Offering, (ii) the anticipated date on which the Company and the managing underwriters will begin the marketing effort generally known as the “road show”, (iii) the anticipated date that the shares to be included in the Initial Offering will be first offered to the public, (iv) a range of valuations within which the pricing of the shares to be offered in the Initial Offering may occur and (v) the anticipated closing date of the Initial Offering. The Company and the Investor acknowledge that the schedule and any valuation ranges in such notice will be based upon the Company’s best estimate of the timing of the Initial Offering and the expected valuation of the Company, but that such schedule and such valuation are subject to substantial revision based upon market conditions, disclosure issues that may arise during the preparation of the registration statement, interaction with the SEC regarding the registration statement and other factors. The Company may, orally or in writing, periodically update the schedule and valuation range provided to the Investor as the process for the Initial Offering progresses.

1.3 Preliminary Indication of Interest. No later than two days prior to the date specified in the Offering Notice (as updated from time to time by the Company) on which the Company expects to begin distribution of preliminary prospectuses relating to the Initial Offering, the Investor will provide to the Company and the managing underwriters for the Initial Offering a written statement setting forth the aggregate dollar amount that Investor is interested in purchasing in the Initial Offering. Such statement may indicate different dollar amounts for different valuations within the valuation range set forth in the Offering Notice. The Company and the Investor acknowledge that this indication of interest is not intended to be an offer to purchase from the Investor, but merely an indication of interest to assist the Company and the managing underwriters in structuring the Initial Offering and preparing appropriate disclosure in the registration statement.

1.4 Final Indication of Interest. No later than the time at which the managing underwriters for the Initial Offering obtain from potential purchasers their final indications of interest just prior to the pricing of the Initial Offering, the Investor will provide to the Company and the managing underwriters the Investor’s final indication of interest setting forth the number of shares the Investor is interested in purchasing in the Initial Offering.

1.5 Closing. The closing of the Investor’s purchase of shares in the Initial Offering shall take place simultaneously with the closing of the Company’s sale of shares to the underwriters in the Initial Offering. Investor agrees to sign such documents, and take such other actions, as the Company and the managing underwriters of the Initial Offering may reasonably request, in connection with such closing.

1.6 HSR Act Clearance. Notwithstanding the foregoing, if prior to the time of the pricing of Initial Offering, Investor has not obtained the appropriate clearances under the HSR Act, neither the Company nor the underwriters of the Initial Offering shall have any obligation to allocate any shares sold in the Initial Offering to Investor, nor shall the Company have any obligation to sell shares in the Private Placement.

2. Private Placement Right.

2.1 Notwithstanding the foregoing, in the event that, (i) by reason of the provisions of Section 1 above, there would be any conflict with any Securities Laws or other legal impediment or requirement which would prevent or materially delay the consummation of or unreasonably interfere with either the Initial Offering or the purchase of the Allocation Shares as contemplated in Section 1 above or (ii) the Initial Offering shall occur within 12 months of the date hereof, the Investor shall not have any rights under Section 1 above and the Investor shall instead have a right to purchase in a separate and contemporaneous private placement transaction exempt from registration with the SEC (the “Private Placement”) the number of shares of the Company’s common stock as shall equal the number of Allocation Shares (the “Private Placement Shares”) at a price per share equal to the price to the public in the Initial Offering. The Private Placement Shares shall be subject to Section 3 hereof.

3. Lockup Agreement.

3.1 Investor agrees that, without the prior written consent of the managing underwriter, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of the first sale to the public in the Initial Offering, Investor shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company acquired by the Investor pursuant to a registration or the Private Placement (the “Lockup Agreement”); provided, however, that:

(a) the Lockup Agreement shall apply only to those Allocation Shares in excess of the greater of (A) 3% of the total number of shares sold in the Initial Offering or (B) the number of shares purchased by the largest single purchaser of shares (other than purchases by an underwriter or an Affiliate of an underwriter in their capacity as underwriters) in the Initial Offering (aggregating for purposes of such calculation all shares purchased by any Affiliates of a purchaser);

(b) the Investor’s obligation pursuant to the Lockup Agreement shall apply only in connection with the Initial Offering, and not to any other registration statement that the Company may file from time to time;

(c) all officers, directors and stockholders holding at least 3% of the outstanding common stock (or stockholders with smaller percentages if required by the underwriters) of the Company enter into similar agreements; and

(d) such market stand-off time period shall not exceed 180 days from the effective date of the Initial Offering or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 15 days before or after the date that is 180 days after the effective date of the registration statement relating to such offering, but in any event not to exceed 210 days following the effective date of the registration statement relating to such offering.

3.2 Legend. In order to enforce the foregoing covenant, the Company shall have the right to place the following restrictive legend on the certificates representing the shares subject to this section and to impose stop transfer instructions with respect to such shares until the end of such period:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. UNLESS SUCH AGREEMENT IS WAIVED, THESE SHARES MAY NOT BE TRADED PRIOR TO AT LEAST 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

3.3 Additional Agreement. The Investor further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable time frame so requested.

3.4 Waiver. Any discretionary waiver or termination of the restrictions of any or all agreements by the Company or the underwriters shall apply to the holders, including the Investor, of shares subject to such agreements pro rata based on the number of shares subject to such agreements.

4. Registration Rights. The Company covenants and agrees as follows:

4.1 Request for Registration.

(a) Subject to the conditions of this Section 4.1, if the Company shall receive at any time after the expiration of six months following the effective date of the Initial Offering, a written request from the Investor that the Company file a registration statement under the Act covering the registration of at least 50% of the Allocation Shares or of the Private Placement Shares, as the case may be, then the Company shall use its reasonable best efforts to effect, as soon as practicable, the registration under the Act of all Allocation Shares or Private Placement Shares that the Investor requests to be registered in such written request. If the Company is eligible to use Form S-3, then such registration shall be on Form S-3. If the Company is not then eligible to use Form S-3, then such registration shall be on Form S-1 or any form appropriate for registration of the Allocation Shares or the Private Placement Shares.

(b) If the Investor intends to distribute the Allocation Shares or the Private Placement Shares covered by its request by means of an underwriting, the Investor shall so advise the Company as a part of its request made pursuant to this Section 4.1. The Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Investor). Notwithstanding any other provision of this Section 4.1, if the underwriter advises the Company that marketing factors require a limitation on the number of Allocation Shares or Private Placement Shares underwritten, the number of Allocation Shares or Private Placement Shares included in the registration shall be reduced to the number of Allocation Shares or Private Placement Shares recommended by such underwriters.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 4.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) subject to Section 4.5, after the Company has prepared and filed a registration statement pursuant to this Section 4.1, and such registration statement has been declared or ordered effective by the SEC; or

(iii) during the period starting with the date that is 60 days prior to the Company’s good faith estimate of the date of the filing, and ending on a date 180 days following the effective date, of a Company-initiated registration under Section 1.3 of the Investor Rights Agreement or a demand registration requested (or as to which the Company has notice that Holders (as defined in the Investor Rights Agreement) intend to request) under Section 1.2 of the Investor Rights Agreement, provided that the Company is actively employing in good faith its reasonable best efforts to cause such registration statement to become effective;

(iv) if the Investor proposes to dispose of Allocation Shares or Private Placement Shares that may be sold by Investor without registration (A) pursuant to Section 4(1) of the Act or (B) in a single three month period under Rule 144; or

(v) if the Company shall furnish to the Investor a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Investor, provided that such right shall be exercised by the Company not more than once in any 12 month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120 day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the

Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Allocation Shares or Private Placement Shares, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered).

4.2 Obligations of the Company. Whenever required under this Section 4 to effect the registration of any Allocation Shares or Private Placement Shares, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Allocation Shares nr Private Placement Shares and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Investor, keep such registration statement effective for a period of up to (i) 60 days if the registration is on Form S-1 or any form other than Form S-3 or (ii) 120 days if the registration is on Form S-3 or, if earlier (in either case), until the distribution contemplated in the registration statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Allocation Shares;

(d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

4.3 Exceptions. Notwithstanding the foregoing, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would, in the good faith judgment of the Board:

(a) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(b) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(c) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or Affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 4.3, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

4.4 Information from Investor. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Allocation Shares or Private Placement Shares that the Investor shall furnish to the Company such information regarding itself, the Allocation Shares or Private Placement Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Allocation Shares or Private Placement Shares.

4.5 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with the registration, filing or qualification contemplated by this Agreement, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Investor shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Agreement if the registration request is subsequently withdrawn by the Investor (in which case the Investor shall bear such expenses and shall promptly upon request from the Company reimburse the Company for any such expenses incurred by the Company in connection with the Investor’s request for registration), unless the Investor agrees to forfeit its right to registration hereunder and provided, however, that if at the time of such withdrawal, the Investor has learned of a material adverse change in the condition, business or prospects of the Company from that known to the Investor at the time of the Investor’s request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Investor shall not be required to pay any of such expenses and shall retain its right to request one registration pursuant to this Agreement.

4.6 Delay of Registration. The Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration (including the Initial Offering) as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

4.7 Indemnification. In the event any Allocation Shares are included in a registration statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the partners, officers, directors and stockholders of the Investor, legal counsel and accountants for the Investor, any underwriter (as defined in the Act) for the Investor and each person, if any, who controls the Investor or underwriter within the meaning of the Act or the 1934 Act, against any expenses (including, without limitation, attorneys’ fees and expenses) losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any such state securities laws, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse the Investor, and each such underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 4.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor or any such underwriter, controlling person or other aforementioned person; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Investor or any such underwriter or other aforementioned person, or any person controlling the Investor or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of the Investor or any such underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the time when the sale of shares first was made to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Investor selling securities in such registration statement and any controlling person of any such underwriter or other Investor, against any expenses (including, without limitation, attorneys’ fees and expenses), losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse any person intended to be indemnified pursuant to this subsection 4.7(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 4.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 4.7(b) exceed the net proceeds from the offering received by the Investor.

(c) Promptly after receipt by an indemnified party under this Section 4.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.7, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.7.

(d) If the indemnification provided for in this Section 4.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such expense, loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by the Investor, when combined with any amounts paid by the Investor pursuant to Section 4.7(b), shall exceed the net proceeds from the offering received by the Investor. The relative fault of the indemnifying party and the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Investor under this Section 4.7 shall survive the completion of any offering of Allocation Shares or Private Placement Shares in a registration statement under this Section 4 and otherwise.

4.8 Reports Under the 1934 Act. With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to the Investor, so long as the Investor owns any Allocation Shares or Private Placement Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it soqualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

4.9 Assignment of Registration Rights. The rights to cause the Company to register Allocation Shares or Private Placement Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Investor to a transferee or assignee of such securities that (i) is a subsidiary, parent, Affiliate, member, limited or general partner, or stockholder of the Investor or an investment entity in which the Investor is a member or a limited or general partner, or (ii) is a venture capital fund or investment fund that is controlled by or under common control with one or more general partners or managing members of the Investor, as the case may be, provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms- and conditions of this Agreement, including, without limitation, the provisions of Section 4.10 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

4.10 Termination of Registration Rights. Investor shall not be entitled to exercise any right provided for in this Section 4: (i) after two years following the consummation of the Initial Offering or (ii) such earlier time after the Initial Offering at which the Investor holds one percent (1%) or less of the Company’s outstanding common stock and all Allocation Shares or Private Placement Shares held by the Investor (together with any Affiliate of the Investor with whom the Investor must aggregate its sales under Rule 144) can be sold in any three month period without registration in compliance with Rule 144.

5. Certain Defined Terms. In addition to the terms defined above, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” shall have the meaning set forth in Rule 405 promulgated under the Act.

“Allocation Shares” means shares of the Company’s common stock acquired by the Investor in the Initial Offering pursuant to the terms of this Agreement.

“Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its common stock under the Act.

“Investor Rights Agreement” shall mean that certain Fourth Amended and Restated Investor Rights Agreement dated the same date as this Agreement among the Company, the Investor and certain other parties thereto, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Rule 144” means Rule 144 under the Act.

“SEC” means the Securities and Exchange Commission.

“Securities Laws” means all applicable federal, state or other securities laws (including but not limited to the Act, as amended from time to time, and the rules and regulation from time to time promulgated thereunder, the 1934 Act, as amended from time to time, and the rules and regulation from time to time promulgated thereunder or the rules and regulations of any securities exchange).

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to principles of conflicts of law.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages to this Agreement (or at such other addresses as shall be specified by notice given in accordance with this Section 6.5).

6.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.7 Termination. This Agreement, and all rights and obligations hereunder, shall terminate automatically and without further notice in the event Investor fails to purchase the number of shares of Series D Stock Investor is contractually obligated to purchase in any Initial Draw Down or Subsequent Draw Down (as such terms are defined in the Series D Agreement) pursuant to the Series D Agreement (a “Purchase Default”) and Investor does not remedy such Purchase Default within five Business Days after receiving written notice from the Company that the Company’s Board of Directors has made a good faith determination that such Purchase Default has occurred, remains ongoing and is not the subject of a good faith dispute between the Company and Investor (or that such dispute has been resolved or adjudicated in accordance with the dispute resolution provision of Section 1.5 of the Series D Agreement).

6.8 Entire Agreement; Amendments and Waivers. This Agreement and the Series D Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes any and all prior understandings and agreements, written or oral, between or among the parties hereto with respect to the specific subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

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IN WITNESS WHEREOF, the parties have executed this Allocation Agreement as of the date first above written.

SOLYNDRA, INC.

By:	/s/ Christian Gronet
Name:	Christian Gronet
Title:	Chief Executive Officer

47700 Kato Road Fremont, California 94538

ARGONAUT VENTURES I, L.L.C.

By:	Argonaut Private Equity, L.L.C., its Manager

By:
Name:	Steve Mitchell
Title:	Managing Director

6733 S. Yale Tulsa, Ok 74136

Signature Page to the Allocation Agreement

IN WITNESS WHEREOF, the parties have executed this Allocation Agreement as of the date first above written.

SOLYNDRA, INC.

By:
Name:	Christian Gronet
Title:	Chief Executive Officer

47700 Kato Road Fremont, California 94538

ARGONAUT VENTURES I, L.L.C.

By:	Argonaut Private Equity, L.L.C., its Manager

By:	/s/ Steve Mitchell
Name:	Steve Mitchell
Title:	Managing Director

6733 S. Yale Tulsa, Ok 74136

Signature Page to the Allocation Agreement